UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 23, 2013

REDPOINT BIO CORPORATION

 (Exact name of registrant as specified in its charter)

Delaware	000-51708	22-3393959
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Redpoint Bio Corporation

5501 Old York Road

Philadelphia, Pennsylvania 19141

(Address of Principal Executive Offices)

(215) 456-2312
Registrant’s Telephone Number, Including Area Code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

In furtherance of the strategy of Redpoint Bio Corporation (the “Company”) to preserve the value of the License and Commercialization Agreement entered into with International Flavors and Fragrances, Inc., the Company continues its efforts to reduce its liabilities and sell any of its other assets. On May 23, 2013, the Company entered into a Transfer Agreement and Bill of Sale (the “Transfer Agreement”) with Janssen Pharmaceuticals, Inc., a Pennsylvania corporation (“Janssen”). Pursuant to the terms and conditions of the Transfer Agreement, the Company agreed to transfer to Janssen its right, title and interest in all of its assets associated with its research programs concerning transient receptor potential channel type M5 (Trp-M5) (collectively, the “Acquired Assets”) in consideration of up to Three Hundred Thousand Dollars ($300,000) (the “Total Consideration”). Janssen has paid Seventy-Five Thousand Dollars ($75,000) of the Total Consideration to the Company and the remainder shall be paid upon the achievement of certain milestones.

As of May 29, 2013, the Company had approximately $80,000 of cash and an aggregate of $650,000 in liabilities.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1          Transfer Agreement and Bill of Sale, by and between the Company and Janssen Pharmaceuticals, Inc., dated May 23, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDPOINT BIO CORPORATION
Dated: May 30, 2013
	By:	/s/ Scott Horvitz
	Name:	Scott Horvitz
	Title:	President, Chief Executive Officer,
Chief Financial Officer, Treasurer,
and Secretary